UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 9, 2009
ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)

0-20852	16-1387013

(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513

(Address of principal executive offices)	(Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On February 9, 2009, Ultralife Corporation (the “Registrant”) entered into an agreement ( the “Amendment Agreement”) with Michele A. Aloisio, Marc DeLaVernge, Thomas R. Knowlton, Kenneth J. Wood, and W. Michael Cooper, the selling shareholders of the Registrant’s wholly-owned subsidiary, RedBlack Communications, Inc. (formerly named Innovative Solutions Consulting, Inc.) (the “Sellers”) to amend the terms of the stock purchase agreement dated September 12, 2007 whereby the Registrant acquired all of the issued and outstanding shares of the common stock of RedBlack Communications, Inc . (the “Stock Purchase Agreement”).
          The material terms of the Amendment Agreement are as follows:
o	The parties to the Amendment Agreement agreed to amend the stated Purchase Price, as defined in the Stock Purchase Agreement, by eliminating the Holdback Payments, as defined in the Stock Purchase Agreement, which were to be issued in up to three annual installments for an aggregate amount of up to $2,000,000, in exchange for a one time final payment of $1,020,000.

o	The parties further agreed that subject to the terms and conditions contained in the Amendment Agreement, including timely payment of the final payment of $1,020,000, all rights and obligations of the parties under the Stock Purchase Agreement shall cease and be of no further force and effect except for certain of the post-closing covenants, representations and warranties and other obligations with respect to tax matters, and indemnification clauses, as specified in the Amendment Agreement.

o	The terms and conditions of those certain Confidentiality, Non-Disclosure, Non-Compete, Non-Disparagement and Assignment Agreements by and between the Registrant, RedBlack Communications, Inc. and each of the Sellers, dated September 28, 2007 remain in full force and effect and nothing in the Amendment Agreement affects, limits or otherwise alters or amends the terms of such agreements.
The Amendment Agreement is being filed as an exhibit to this current report and reference is made to such document for a more complete description of its terms and conditions.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits
99.1	Amendment No.1 To The Stock Purchase Agreement dated September 12, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRALIFE CORPORATION
Dated: February 13, 2009.	By:	/s/ Peter F. Comerford
Vice President of Administration &
General Counsel

INDEX TO EXHIBITS
(99)	Additional Exhibits